EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned hereby certifies that the Form 10-Q Quarterly Report of Quaker Chemical Corporation (the “Company”) for the quarterly period ended September 30, 2026 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 29, 2026

/s/ Thomas Coler
Thomas Coler
Chief Financial Officer of Quaker Chemical Corporation
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